 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of January 22, 2018, by and among GT Biopharma, Inc., a Delaware corporation, with headquarters located at 1825 K Street, Suite 510, Washington, D.C. 20006 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. The Company has authorized a new series of senior convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into the Company's common stock, par value $0.001 per share (the "Common Stock") (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Notes.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate principal amount of Notes for all Buyers shall be $7,760,510), and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

D. The Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined below).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b) Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $909.09 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $75.06164 per $909.09 of Purchase Price to be allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Empery Asset Master Ltd. ("Empery"), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent, and/or to any Buyer if requested by such Buyer, to effect the removal of the legend hereunder.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company makes the following representations and warranties to each of the Buyers, as of the date hereof and as of the Closing Date, subject to the disclosures of the Company set forth in the disclosure schedules delivered to the Buyers as of the date hereof (the “Disclosure Schedules”). The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3 and certain other sections of this Agreement.

(a) Organization and Qualification. Each of the Company and each of its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, the filing of a Form D with the SEC and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the "Required Reserved Amount") the sum of (i) 200% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on the Conversion Price (as defined in the Notes) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). As of the date hereof, there are 699,882,002 shares of Common Stock authorized and unissued. Upon conversion of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section (3(r)) or Bylaws (as defined in Section (3(r)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of the OTC QB (the "Principal Market") and including all applicable laws of the State of Delaware and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any placement agent fees payable to Oppenheimer & Co. Inc., as placement agent (the "Placement Agent") in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(k), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). All of the SEC Documents are available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 31, 2016, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries. Except as disclosed in Schedule 3(l), since December 31, 2016, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)

Transactions With Affiliates. Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 750,000,000 shares of Common Stock, of which as of the date hereof, 50,117,978 shares are issued and outstanding, 150,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 1,163,548 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, (ii) 15,000,000 shares of preferred stock, par value $0.001 per share, of which (w) 92,230 shares are designated as Series C preferred stock, 92,230 of which are issued and outstanding, (x) 25,000 shares are designated as Series H preferred stock, 0 of which are issued and outstanding, (y) 1,666,667 shares are designated as Series I preferred stock, 0 of which are issued and outstanding and (z) (w) 2,000,000 shares are designated as Series J preferred stock, 1,163,548 of which are issued and outstanding and (iii) there are 23,956,712 shares of Common Stock held by non-affiliates of the Company. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in (i) Schedule 3(r)(i), none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(r)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) Schedule 3(r)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) Schedule 3(r)(iv), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) Schedule 3(r)(v) or pursuant to the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) Schedule 3(r)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) Schedule 3(r)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) Schedule 3(r)(viii), neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) Schedule 3(r)(ix), the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as disclosed in Schedule 3(s)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(s)(ii), is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed in Schedule 3(s)(iii), is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in Schedule 3(s)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). The matters set forth in Schedule 3(t) would not reasonably be expected to have a Material Adverse Effect.

(u) Insurance. The Company and each of its Subsidiaries are insured against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for. The Company believes that it either will be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not reasonably be expected to have a Material Adverse Effect.

(v) Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their respective employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii), none of the Company's or its Subsidiaries' Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Investment Company Status. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee) Ranking of Notes. Except as set forth in Schedule 3(ee), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff) Eligibility for Registration. As of the date hereof, the Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(gg) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Acknowledgement Regarding Buyers' Trading Activity. The Company acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(jj) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm) Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure by the Company at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(nn) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(qq) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT") or any other relevant sanctions authority (collectively, "Sanctions"), or is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss) Anti-Bribery. Neither the Company, nor any of its Subsidiaries or affiliates, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a "Private Sector Counterparty") or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

(tt) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(uu) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. If required by applicable Law, the Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors on Form S-3.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e) [Intentionally Omitted]

(f) Listing. The Company shall promptly secure the listing of all the Registrable Securities, upon each national securities exchange and automated quotation system, if any, upon which the Common Stock then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Until the earlier of three (3) years from the date hereof or when Securities are no longer held by any Buyers or registered in the names of any Buyer on the books and records of the Company, (i) the Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants) and (ii) the Company shall use commercially reasonable efforts to avoid the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse Empery (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its purchase price for any Notes purchased at the Closing to the extent not previously reimbursed by the Company and which shall not exceed $60,000 without the prior approval of the Company. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 9:00 a.m., New York City time, on the first Business Day after this Agreement has been executed, the Company shall issue a press release reasonably acceptable to the Buyers and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Registration Rights Agreement, the form of the Warrants and the form of Notes as exhibits to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof and for so long as any Buyer beneficially owns any Notes or Warrants without the express prior written consent of such Buyer. If such Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents at a time when any Buyer beneficially owns any Notes or Warrants, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. To the extent that the Company delivers any material, nonpublic information to a Buyer without such Buyer's consent at a time when any Buyer beneficially owns any Notes or Warrants, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to trade on the basis of, such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(j) Additional Notes; Variable Securities. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable or (ii) enter into any agreement, or issue any securities pursuant to any agreement, including, without limitation, an equity line of credit, at-the-market offering or similar agreement, whereby the Company may issue securities at a future determined price.

(k) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4(n) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(4) "Subsequent Placement" means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.

(ii) From the date hereof until the date that is thirty (30) days following the time of the registration of all of the Registrable Securities pursuant to and in accordance with the Registration Rights Agreement and the Company shall have no knowledge of any fact that would cause the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement, the Company will not directly or indirectly, file any registration statement with the SEC other than the Registration Statement and shall not file any Prospectus Supplement with respect to any Subsequent Placement (as defined below).

(iii) From the Closing Date until the earlier of (x) the second (2nd) anniversary of the Closing Date and (y) the first (1st) day following the date that the Company raises aggregate gross proceeds of at least $20,000,000 in one or more Subsequent Placement(s) occurring after the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1) The Company shall deliver to each Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty-five percent (35%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount") and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such Buyer's receipt of such new Offer Notice.

(3) The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within five (5) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(8) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by the fifth (5th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 4(o)(iii)(2) of this Agreement).

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants).

(p) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(q) FAST Compliance. While any Notes or Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(r) Closing Documents. On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered its Purchase Price to the Company (less, in the case of Empery, the amounts withheld pursuant to Section 4(g)), for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of DLA Piper LLP (US), the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the State of Florida, the State of California and the District of Columbia (which are the only jurisdictions in which the Company is required to register as a foreign corporation), as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's and each of its Subsidiaries' Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date (except for covenants, agreement and conditions that are qualified by materiality or Material Adverse Effect, which shall be performed, satisfied or complied with, in all respects). Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(viii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(ix)  The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi) Such Buyer shall have received the Company's wire instructions on Company's letterhead duly executed by an authorized officer of the Company.

(xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Empery or its designee(s), as applicable, for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of shares of Common Stock issued or issuable under the Notes and Warrants (without regard to any restriction or limitation on the exercise of the Warrants or conversion of the Notes contained therein) and shall include (i) affiliates of Empery Asset Management, LP ("Empery") so long as Empery or any of its affiliates holds any Securities and (ii) affiliates of Ayrton Capital LLC ("Ayrton") so long as Ayrton or any of its affiliates holds any Securities (the "Required Holders"). Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Document's must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

GT Biopharma, Inc.
1825 K Street, Suite 510
Washington, D.C. 20006
Telephone: (800) 304-9888
Facsimile: 202-785-0529
Attention: Steven Weldon
E-mail: sww@gtbiopharma.com

With a copy to (for informational purposes only):

DLA Piper LLP (US)
401 Congress Ave., Suite 2500
Austin, Texas 78701
Telephone: 512-457-7037
Facsimile: 512-721-2212
Attention: Jenifer Smith
E-mail: jenifer.smith@dlapiper.com

If to the Transfer Agent:

ComputerShare Trust Company, N.A.
8742 Lucent Blvd, Suite 225
Telephone: 303-262-0787
Facsimile: 303-262-0610
Attention: Stevie Marcus
E-mail: stevie.marcus@computershare.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
E-mail: eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement. The Company will not be liable to any Buyer under this indemnity: (i) for any settlement by a Buyer in connection with any claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent, that a claim is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GT BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

Empery Asset Master Ltd.	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneFacsimile: +1 212 608 3307Telephone: +1 212 608 3300Email: notices@emperyam.com	$963,600.96	210,394	$876,000.00	Schulte Roth & Zabel LLP919 Third AvenueNew York, New York 10022Attention: Eleazer Klein, Esq.Facsimile: (212) 593-5955Telephone: (212) 756-2376

Empery Tax Efficient, LP	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneFacsimile: +1 212 608 3307Telephone: +1 212 608 3300Email: notices@emperyam.com	$366,300.37	79,979	$333,000.00	Schulte Roth & Zabel LLP919 Third AvenueNew York, New York 10022Attention: Eleazer Klein, Esq.Facsimile: (212) 593-5955Telephone: (212) 756-2376

Empery Tax Efficient II, LP	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneFacsimile: +1 212 608 3307Telephone: +1 212 608 3300Email: notices@emperyam.com	$870,100.87	189,979	$791,000.00	Schulte Roth & Zabel LLP919 Third AvenueNew York, New York 10022Attention: Eleazer Klein, Esq.Facsimile: (212) 593-5955Telephone: (212) 756-2376

Siesta Fiesta Holdings, LLC	c/o Siesta Fiesta Holdings, LLC 7924 Midnight Pass Road Sarasota, FL 34242 Attention: Scott Williams Facsimile: 407-657-4280 Telephone : 941-724-3504 Email Address: scoot61@comcast.net	$55,000.06	12,009	$50,000.00

James Heavener	James W. Heavener 3300 University Blvd., Suite 218 Winter Park, FL 32792 Facsimile: 407-657-4280 Telephone : 407-865-4875 Email Address:bheavener@fullsail.com	$918,500.92	200,547	$835,000.00

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	c/o Ayrton Capital LLC 1180 Avenue of Americas, Suite 842 New York, NY 10036 Telephone: +1-646-793-9056 Email: wk@ayrtonllc.com	$2,200,002.20	480,350	$2,000,000.00

Adam Kasower	25170 Jim Bridger Road Hidden Hills, CA 91302 Telephone: 818-429-1551 Email: adam@kasower.com	$550,000.55	120,088	$500,000.00

Red Mango Enterprises Limited	Pictet & Cie (Europe) S.A. Hong Kong Branch, 9/F Chater House 8 Connaught Road Central, Hong Kong Facsimile: 852 3131 1808 Telephone: 852 3191 1805 Email Address: mchow@pictet.com	$918,500.92	200,547	$835,000.00

The Rosalinde and Arthur Gilbert Foundation	2730 Wilshire Blvd., Suite 301 Santa Monica, CA 90403 Attention: Martin H. Blank, Jr. Telephone: 310-736-1617 Email: marty@mblank.com	$385,000.39	84,062	$350,000.00

The RSZ Trust	11620 Wilshire Blvd., Suite 1000 Los Angeles, CA 90025 Attention: Richard S. Ziman Telephone: 310-966-3802 Email: rziman@rexfordindustrial.com	$126,500.13	27,621	$115,000.00

Jeffrey Bronfman Revocable Living Trust	1000 Cordova Place #710 Santa Fe, NM 87505 Attention: Jeffrey Bronfman Telephone: 505-988-5924 Email: jeffreyudv@aol.com	$165,000.17	36,027	$150,000.00

Lipp Irrevocable Trust	270 18th St. Santa Monica, CA 90402 Attention: Diane S. Lipp Telephone: 310-395-2679 Email: dedelipp@gmail.com	$44,000.04	9,607	$40,000.00

Robert H. Lipp Separate Property Trust	270 18th St. Santa Monica, CA 90402 Attention: Robert H. Lipp Telephone: 310-395-2679 Email: roblipp@gam-llc.com	$154,000.15	33,625	$140,000.00

Diane S. Lipp Separate Property Trust	270 18th St. Santa Monica, CA 90402 Attention: Diane S. Lipp Telephone: 310-395-2679 Email: dedelipp@gmail.com	$44,000.04	9,607	$40,000.00

EXHIBITS

Exhibit A
Form of Notes
Exhibit B
Form of Warrants
Exhibit C
Form of Registration Rights Agreement
Exhibit D
Form of Irrevocable Transfer Agent Instructions
Exhibit E
Form of Opinion of Company Counsel
Exhibit F
Form of Secretary's Certificate
Exhibit G
Form of Officer's Certificate

SCHEDULES

Schedule 3(a)
Subsidiaries
Schedule 3(k)
SEC Documents
Schedule 3(l)
Absence of Certain Changes
Schedule 3(n)
Regulatory Permits
Schedule 3(q)
Transactions with Affiliates
Schedule 3(r)
Equity Capitalization
Schedule 3(s)
Indebtedness and Other Contracts
Schedule 3(t)
Absence of Litigation
Schedule 3(x)
Intellectual Property Rights
Schedule 3(ee)
Ranking of Notes
Schedule 4(d)
Use of Proceeds

EXHIBIT A

Form of Note

(See attached.)

EXHIBIT B

Form of Warrant

(See attached.)

EXHIBIT C

Form of Registration Rights Agreement

(See attached.)

EXHIBIT D

Form of Irrevocable Transfer Agent Instructions

GT BIOPHARMA, INC.

January __, 2018

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02066
Attn: Kathy Heagerty

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of January __, 2018 (the "Agreement"), by and among GT Biopharma, Inc., a Delaware corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) senior convertible notes (the "Notes"), which are convertible into shares of the common stock of the Company, par value $0.001 per share (the "Common Stock") and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares"), promptly upon your receipt of an instruction letter on Company letterhead and signed by a duly authorized officer of the Company, which Company shall provide to you upon its receipt of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I. The Company shall instruct you as to whether such shares of Common Stock will contain a restrictive legend, and the details of such legends, if applicable.

 (ii) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares"), promptly upon your receipt of an instruction letter on Company letterhead and signed by a duly authorized officer of the Company, which Company shall provide to you upon its receipt of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II. The Company shall instruct you as to whether such Shares will contain a restrictive legend, and the details of such legends, if applicable.

Subject to compliance with Computershare’s issuance, transfer, and restricted stock processing requirements, including, but not limited to, documents being submitted in good order, you acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act ("Rule 144") and (b) if applicable, a copy of such registration statement, then within two (2) business days for routine items of your receipt of a Company issuance instruction, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company's outside legal counsel that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

The Company issues this instruction in accordance with, and this instruction and your performance hereunder are subject to, the terms of the Transfer Agency and Service Agreement currently in effect between you and the Company.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ____________.

Very truly yours,

GT BIOPHARMA, INC.

By: ___________________________
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ___ day of January, 2018

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Name:

Title:

Enclosures

EXHIBIT I

GT BIOPHARAMA, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "Note") issued to the undersigned by GT Biopharma, Inc., a Delaware corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted or number of Conversion Shares to be issued upon conversion:
Please confirm the following information:
Conversion Price:
If Aggregate Conversion Amount is provided above, number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number and Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT II

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

GT BIOPHARMA, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of GT Biopharma, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________
a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________
a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

ComputerShare Trust Company, N.A.
[______]
[______]
Attention: [______]

Re:
GT Biopharma, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to GT Biopharma, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of January 22, 2018 (the "Securities Purchase Agreement"), entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders senior convertible notes (the "Notes") pursuant to which shares of the Company's common stock, par value $0.001 per share (the "Common Stock") are issuable thereunder and warrants exercisable for shares of Common Stock (the "Warrants"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable pursuant to the terms of the Notes and upon exercise of the Warrants under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2014, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated January [●], 2018.

Very truly yours,

[ISSUER'S COUNSEL]

By:_____________________

CC:
[LIST NAMES OF HOLDERS]

EXHIBIT E

Form of Opinion of Company Counsel

January [__], 2018

Each Buyer identified on the signature
pages to the Purchase Agreement (as defined below)

RE: GT Biopharma, Inc.

Ladies and Gentlemen:

We have acted as counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of the Securities Purchase Agreement, dated as of January 22, 2018 (the “Purchase Agreement”), by and among the Company and each Buyer identified on the signature pages thereto (the “Buyers”).

This opinion is being delivered to you pursuant to Section 7(ii) of the Purchase Agreement. Capitalized terms used in this opinion and not otherwise defined in this opinion shall have the meanings ascribed to them in the Purchase Agreement.

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction of:

(i)
executed copies of the Purchase Agreement, the Registration Rights Agreement, the Notes and the Warrants (collectively, the “Agreements”);

(ii)
the Company’s Second Amended and Restated Certificate of Incorporation, and the Company’s Amended and Restated Bylaws, each as amended and in effect as of the date hereof, certified as true, accurate and complete by an officer of the Company (collectively, the “Organizational Documents”);

(iii)
the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Securities and Exchange Commission on April 1, 2002, and the Certificate of Designations, Preferences and Rights of Series J Convertible Preferred Stock, filed with the Securities and Exchange Commission on November 14, 2017 (collectively, the “Certificates of Designations”);

(iv)
the original or electronically transmitted certificates of good standing and qualification of the Company and its Subsidiaries issued as of a recent date by the Secretary of State of Delaware, the Department of State of Florida, the Department of Consumer and Regulatory Affairs, Corporations Division of the Government of the District of Columbia and the Secretary of State of California (the “Good Standing Certificates”);

(v)
the records of the proceedings and actions of the Company’s Board of Directors (the “Board”) with respect to the transactions contemplated by the Purchase Agreement, certified as true, accurate and complete, and in full force and effect, by an officer of the Company;

(vi)
a certificate of an officer of the Company (the “Officer Certificate”), dated the date hereof, as to certain factual matters; and

(vii)
such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions, and qualifications noted in this opinion.

All references in this opinion letter to the Agreements shall refer only to the body of such agreements and the disclosure schedules attached to the Purchase Agreement, exclusive of any other documents incorporated by reference therein and no opinion is expressed with respect to any documents or provisions of any documents which purport to be incorporated by reference in any other document.

As to factual matters, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of, the representations and warranties contained in the Purchase Agreement, statements made in the Officer’s Certificate, certificates of public officials and oral and written representations made to us by officers of the Company. With your permission, we have made no independent investigation of any of the facts stated in any such certificate or representation.

For purposes of this opinion letter, we have assumed that: (i) each party to the Agreements (other than the Company) is duly organized, validly existing and in good standing under the laws of the respective state or jurisdiction in which it is organized and is duly qualified to engage in the transactions contemplated by the Agreements; (ii) the execution and delivery of the Agreements, and the consummation and performance of the transactions contemplated by the Agreements, by all parties (other than the Company) have been duly authorized by all necessary actions; (iii) each party to the Agreements (other than the Company) has the requisite power and authority to perform its obligations under the Agreements; (iv) each of the Agreements constitutes the legal, valid, and binding obligations of all parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms; (v) each party to the Agreements (other than the Company) is in compliance with all applicable laws, rules and regulations governing the transactions contemplated by the Agreements and the conduct of its respective businesses and is not subject to any statute, rule, regulation, agreement or other impediment that requires it to obtain the consent of or to make any declaration or filing with any governmental authority or any other person in connection with the transactions contemplated by the Agreements; (vi) all natural persons who are signatories to the Agreements were legally competent at the time of execution and delivery of the Agreements; (vii) all signatures on the Agreements and other documents reviewed by us are genuine; (viii) with respect to the transactions contemplated by the Agreements, all terms and conditions of the relationship among the Company and you are correctly and completely reflected in the Agreements; (ix) there has not been any mutual mistake of fact or understanding with respect to the Agreements, (x) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (xi) that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder; and (xii) the Agreements, and the transactions contemplated thereby, were fair, just and reasonable to the Company at the time of their authorization, approval or ratification by the Board; and we express no opinion as to such matters.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

G.
The Company is an entity duly formed and validly existing under the laws of the jurisdiction of its formation and is in good standing under such laws. The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of Florida, the Government of the District of Columbia and the State of California.

H.
The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Agreements, including, without limitation, the issuance of the Notes and the Warrants, and, upon conversion of the Notes, issue the Conversion Shares and, upon exercise of the Warrants, issue the Warrant Shares, in each case, in accordance with the terms thereof. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated therein (including, without limitation, the issuance and sale of the Notes and the Warrants) have been duly authorized by the Board and no further consent or authorization of the Company, the Board or its stockholders is required therefor. The Agreements have been duly executed and delivered by the Company. The Agreements constitute valid and binding agreements or obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

I.
The execution and delivery of the Agreements by the Company does not and the performance by the Company of its obligations thereunder will not conflict with or violate any provision of the Organizational Documents or any of the Certificates of Designations, and does not and will not, as the case may be, conflict with or violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Agreements, (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company, taken as a whole or (c) any of the agreements listed on Exhibit A attached hereto.

J.
When so issued in accordance with the terms of the Notes, the Warrants and the Organizational Documents, the Conversion Shares and the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable upon receipt by the Company of full consideration therefor. The Conversion Shares and the Warrant Shares have been duly and validly reserved for issuance by all proper corporate action.

K.
Subject to the accuracy of the information provided by the Buyers pursuant to the Purchase Agreement, the offer and sale of the Notes and the Warrants in accordance with the Purchase Agreement and the issuance and delivery of the Conversion Shares and the Warrant Shares in accordance with the terms of the Notes and Warrants, as applicable, do not require registration under the Securities Act of 1933, as amended.

L.
The execution, delivery and performance by the Company of the Agreements and the issuance of the Notes, Warrants, Conversion Shares and Warrant Shares contemplated thereby, do not require any consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any U.S. federal court, governmental or regulatory authority, or self-regulatory organization (other than any filing with the U.S. Securities and Exchange Commission, state securities regulatory authorities, or the OTC QB that may be required to be made by the Company) or from the stockholders of the Company.

M.
The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, the Company's issuance of Notes on the date hereof (and the Conversion Shares issuable pursuant to the terms thereof ) and the Warrants (and the Warrant Shares issuable pursuant to the terms thereof) and the Buyers' and their affiliates' ownership of such securities or any other securities of the Company acquired by the Buyer or their affiliates.

N.
To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any of its Subsidiaries or any of their properties or assets.

O.
The sale of the Notes and the use of the proceeds thereof as contemplated in the Transaction Documents will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

Our opinions are qualified as follows:

A. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise uses a phrase of similar meaning, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of Jenifer Smith, Jay Buchanan and Nicole Huang, the attorneys in this firm who have rendered or are rendering substantive legal services to the Company in the transactions contemplated by the Purchase Agreement. However, except as otherwise expressly indicated, with your permission we have not undertaken any independent investigation to determine the accuracy of such statements and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

B. The foregoing opinions are limited to the federal laws of the United States of America, the laws of the State of Texas and the Delaware General Corporation Law, each as in effect on the date hereof, and which in our experience are normally applicable to the transactions contemplated by the Purchase Agreement, but in each case without our having made any special investigation concerning any other law, rule or regulation (collectively, “Applicable Laws”). The members of this Firm that have worked on the transaction are not admitted to practice in the State of Delaware or the State of New York and do not purport to be experts on the laws of the State of Delaware generally or on the laws of the State of New York. Our opinions herein with respect to the Delaware General Corporation Law are based solely upon a review of such laws as reported in standard compilations and, with your permission, such opinions are based solely on such limited review. Any opinions herein regarding the Transaction Documents that are governed by the laws of the State of New York assume that the laws of the State of New York are identical to the laws of the State of Texas and are limited to the application of the laws of the State of Texas by the courts located in the State of Texas, without regard to principles regarding conflicts of laws.

C. We express no opinion as to compliance with U.S. federal securities laws (except as otherwise set forth in this opinion), state or non-U.S. securities laws, anti-trust, unfair competition, tax, banking, financial services, insurance, usury, anti-terrorism, anti-money laundering, pension, intellectual property, health, safety and welfare, environmental, land use, criminal, or privacy laws. We also express no opinion as to any laws that may apply to a party to the Agreements due to the nature of any person’s business or activities or the industry in which such person does business. We express no opinion as to the Company’s compliance or noncompliance with applicable federal or state antifraud statutes, laws, rules and regulations, including without limitation, the accuracy or completeness of the information provided to you in connection with the offer and sale of the Securities. Furthermore, we express no opinion regarding (i) laws, rules or regulations applicable to (1) patents, copyrights, trademarks and other proprietary rights and licenses and (2) health care regulatory matters or health care reimbursement, or (ii) matters regulated or administered by the United States Food and Drug Administration.

D. We express no opinion concerning the past, present or future value of any securities.

This opinion letter is predicated solely upon laws in existence and facts as we know them as of the date hereof and is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We expressly disclaim any obligation to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This letter is based upon our professional knowledge and judgment at this time; however, it is not to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth herein.

This opinion letter is intended solely for your benefit solely with respect to the transactions contemplated by the Purchase Agreement and may not be used by you for any other purpose and may not be made available to or relied upon by any other person or entity without our express prior written consent.

EXHIBIT F

Form of Secretary’s Certificate

GT BIOPHARMA, INC.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of GT Biopharma, Inc., a Delaware corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of January 22, 2018, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

(i)
Attached hereto as Exhibit A is a true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated January 22, 2018. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(ii)
Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

(iii)
Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of January, 2018.

____________________________________
Steven Weldon
Secretary

I, Kathleen Clarence-Smith, Chief Executive Officer of the Company, hereby certify that Steven Weldon is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

___________________________________
Kathleen Clarence-Smith
Chief Executive Officer

EXHIBIT G

Form of Officer’s Certificate

GT BIOPHARMA, INC.

OFFICER'S CERTIFICATE

The undersigned officer of GT Biopharma, Inc., a Delaware corporation (the "Company"), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(vii) of the Agreement (as defined below), as follows:

1.
The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of January __, 2018 (the "Agreement"), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the "Buyers"), are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect (as defined in the Agreement), which are accurate in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.
The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Agreement) to be performed, satisfied and complied with by the Company as of the date hereof (except for covenants, agreements and conditions that are qualified by materiality or Material Adverse Effect, which have been performed, satisfied or complied with, in all respects).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of January, 2018.

___________________________
Name: Steven Weldon
Title: Chief Financial Officer

SCHEDULES

These Disclosure Schedules are provided pursuant to Sections 3 and 4 of the Securities Purchase Agreement dated January 22, 2018 (the “Agreement”) by and among GT Biopharma, Inc., a Delaware corporation, with headquarters located at 1825 K Street, Suite 510, Washington, D.C. 20006 (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

These Disclosure Schedules are qualified in their entirety by the provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations, warranties, or covenants of the Company except as and only to the extent explicitly provided in the Agreement. Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedules. All references to “Section” refer to a section or subsection in the Agreement, unless the context otherwise requires. The headings in these Disclosure Schedules are for convenience of reference only and shall not affect the disclosures contained herein. The disclosures in these Disclosure Schedules shall apply to the corresponding numbered or lettered sections of the Agreement. Inclusion of a matter in the Disclosure Schedules with respect to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does or may have a Material Adverse Effect. These Disclosure Schedules may include matters not required by the terms of the Agreement to be listed on the Disclosure Schedules, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included.

Schedule 3(a)
Organization and Qualification

Oxis Biotech, Inc.

Georgetown Translational Pharmaceuticals, Inc.

Schedule 3(k)
SEC Documents; Financial Statements

None.

Schedule 3(l)
Absence of Certain Changes

None.

Schedule 3(n)
Conduct of Business; Regulatory Permits

None.

Schedule 3(q)
Transactions with Affiliates

Master Consulting Agreement by and between the Company and KM Pharmaceuticals Consulting LLC, dated January 1, 2017.

Schedule 3(r)
Equity Capitalization

None.

Schedule 3(s)
Indebtedness and Other Contracts

(i)

On November 8, 2010, the Company entered into a financing arrangement with Gemini Pharmaceuticals, Inc., a product development and manufacturing partner of the Company, pursuant to which Gemini Pharmaceuticals made a $250,000 strategic equity investment in the Company and agreed to make a $750,000 purchase order line of credit facility available to the Company. Gemini Pharmaceuticals has lent $31,000 to the Company pursuant to such letter of credit facility.

Schedule 3(t)
Absence of Litigation

On June 23, 2016, the Company was served with a complaint filed in the Circuit Court of the 13th Judicial Circuit in and for Hillsborough County, FL, Case No. 16-CA-004791. Suit was brought against the Company by Lippert/Heilshorn and Associates, Inc. who is alleging they are owed compensation for consulting services provided to the company. They are seeking payment of $73,898. The Company has engaged legal counsel to answer the complaint.

On or immediately before February 15, 2017, MultiCell Immunotherapeutics filed an arbitration proceeding against the Company with the American Health Lawyers Association, Claim #3821.  In its statement of claim, MultiCell is seeking $207,783 plus interest and costs of arbitration pursuant to alleged contract rights against the Company under a research agreement between the parties.  Following a hearing held September 1, 2017, the arbitrator awarded MultiCell the payment amount of $207,783 plus interest in the amount of $34,699. We are having legal counsel review to determine the extent to which the arbitrator’s award is legally binding on the Company.

Schedule 3(x)
Intellectual Property Rights

(i)

Appl. No./ Pat./Pub. No.	Title	Country	Status
PCT Patent Application Number PCT/US2016/055722	Therapeutic compounds and methods	US	Pending
U.S. Patent Number 9,371,386	Methods and compositions for bi-specific targeting of cd19/cd22	US	Issued
U.S. Patent Application Number 15/187,579	Methods and compositions for bi-specific targeting of cd19/cd22	US	Pending
U.S. Patent Number 9580382	P62zz chemical inhibitor	US	Issued
U.S. Patent Application Number 14/727,710	P62zz chemical inhibitor	US	Pending
Chinese Patent Application 201280048718	P62zz chemical inhibitor	US	Pending
U.S. Patent Number 7,838,031	Method for administering a partial dose using a segmented pharmaceutical tablet	US	Issued
U.S. Patent Number 7,879,352	Scored pharmaceutical tablets comprising a plurality of segments	US	Issued
U.S. Patent Number 8,158,148	Pharmaceutical tablets comprising two or more unitary segments	US	Issued
U.S. Patent Number 8,231,902 (ABT-054)	Segmented pharmaceutical dosage forms	US	Issued
U.S. Patent Application Number 62/449,599	Neostigmine combination for treating Myasthenia Gravis	US	Pending
U.S. Patent Application Number 62/536,595	Method and composition for treating Myasthenia Gravis	US	Pending
U.S. Patent Application Number 62/536,580	Neostigmine pharmaceutical combination for treating Myasthenia Gravis	US	Pending
PCT Application Number PCT/US/18/12754	Use and composition for treating Myasthenia Gravis	PCT	Claims priority from US 62/443,904
PCT Application Number	Use and composition for preventing and treating motion sickness	PCT	Claims priority from US 62/440,575
PCT/US/17/68944
Taiwan Application Number 107100813		TW	Awaiting FC Report
Taiwan Application Number 107100079		TW	Awaiting FC Report
US Patent Application Number 62/595,667	Use, method, and device for the prevention and treatment of motion sickness	US	Pending

(ii)

Appl. No.	Title	Country	Status
U.S. Patent Application Number 62/237,835	Therapeutic compounds and its uses	US	Expired
U.S. Patent Application Number 61/160,530	Methods and compositions for bi-specific targeting of cd19/cd22	US	Expired
U.S. Patent Application Number 61/521,287	P62zz chemical inhibitor	US	Expired
PCT Patent Application Number PCT/US2012/049911	P62zz chemical inhibitor	PCT	Expired
U.S. Patent Application Number 62/443,904	Use and composition for treating Myasthenia Gravis	US	Expired
U.S. Patent Application Number 62/440,575	Use and composition for preventing and treating motion sickness	US	Expired

Schedule 3(cc)
Internal Accounting and Disclosure Controls

As of June 30, 2017, management of the Company conducted an assessment of the effectiveness of the Company’s internal control over financial reporting. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control—Integrated Framework. In the course of the assessment, material weaknesses were identified in the Company’s internal control over financial reporting.

Management determined that fundamental elements of an effective control environment were missing or inadequate as of June 30, 2017. The most significant issues identified were: 1) lack of segregation of duties due to very small staff and significant reliance on outside consultants, and 2) risks of executive override also due to lack of established policies, and small employee staff. Based on the material weaknesses identified above, management has concluded that internal control over financial reporting was not effective as of June 30, 2017.

Schedule 3(ee)
Ranking of Notes

None.

Schedule 4(d)
Use of Proceeds

The Company intends to use the proceeds from the sale of the Securities for research and development, general and administrative expenses, commissions and fees.

70